EXHIBIT 5.1


                                                   February 2, 2001

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas  66202

Ladies and Gentlemen:

               We have acted as special counsel to Waddell & Reed Financial, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $200,000,000 aggregate principal amount of the Company's 7.50% Notes due January 18, 2006 (the "Securities") issued under an Indenture and a Supplemental Indenture, each dated as of January 18, 2001 (collectively, the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as Trustee (the "Trustee").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

               In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

               In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

               (a) the registration statement on Form S-3 (File No. 333-43862) of the Company relating to the Securities and certain other securities of the Company filed with the Securities and Exchange Commission (the "Commission") on August 16, 2000 under the 1933 Act, Amendment No. 1 thereto, filed with the Commission on September 7, 2000, and post-effective Amendment No. 1 filed on January 8, 2001 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");
(b) the Prospectus, dated January 12, 2001, as supplemented by the Prospectus Supplement, dated January 12, 2001, relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations promulgated under the 1933 Act; (c) an executed copy of the purchase agreement by and among the Company and the Initial Purchasers (as defined therein), dated January 12, 2001 (the "Purchase Agreement"); (d) the Securities; (e) an executed copy of the Indenture; (f) the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (g) the Bylaws of the Company, as currently in effect (the "Bylaws"); (h) resolutions of the Board of Directors of the Company, dated July 11, 2000, and resolutions of the Pricing Committee thereof, dated January 12, 2001; (i) the certificate of John E. Sundeen, Jr., Senior Vice President, Chief Financial Officer and Treasurer of the Company, dated January 18, 2001; and (j) a certificate dated January 18, 2001 from the Secretary of State of Delaware as to the Company's existence and good standing in such jurisdiction.

               We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and records of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

               The Purchase Agreement, the Securities, and the Indenture shall hereinafter be referred to collectively as the "Transaction Documents". "Applicable Laws" means the General Corporation Law of the State of Delaware, those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and the other Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

               The opinions set forth below are subject to the following qualifications, assumptions and limitations:

               a. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers and that the Securities, in the form delivered, conform to the specimens thereof examined by us;

               b. We do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Purchase Agreement or each of the other Transaction Documents (other than the Company) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any other party (other than the Company);

               c. We have assumed that the execution and delivery by the Company of the Purchase Agreement and each of the other Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under
(i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or Bylaws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws); or (iii) any judicial or regulatory order or decree of any governmental authority or
(iv) any consent, approval, license, authorization or validation of, or filing, recording or reproduction with any governmental authority;

               d. Enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               e. We express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar laws on the Purchase Agreement or each of the other Transaction Documents or any transactions contemplated thereby;

               f. We express no opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

               g. We express no opinion with respect to the enforceability of the Indenture to the extent it provides for waiver by the Company of its rights under the usury laws.

               Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

               Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

        1. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        2. The Securities have been duly authorized and executed, and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                             Very truly yours,
                             /s/ Skadden Arps Slate Meagher & Flom, LLP